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                                                                   EXHIBIT 4.1

         WARRANT AGREEMENT made as of January 30, 1995 between The Producers Entertainment Group Ltd., a Delaware corporation with offices at 9150 Wilshire Blvd., Beverly Hills, California 90212 (herein called the "Company") and OTR/California Stock Transfer Corp. with offices at 1130 Southwest Morrison #250, Portland, Oregon 92705 (herein called the "Warrant Agent").

         WHEREAS the Company has determined to issue and deliver up to 711,111 Class C Common Stock Purchase Warrants (hereinafter called the "Warrants") evidencing the right of the holders hereof to purchase an aggregate of 711,111 shares of common stock $.001 par value of the Company (hereinafter called the "Common stock"); and

         WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of
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rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligation of the Company, and to authorize the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                          Appointment of Warrant Agent

         The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.


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                                   ARTICLE II

                     Warrants, Form of Warrants, Execution,
                 Countersignature and Registration of Warrants

         A. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A, hereto, shall be signed by, or bear the facsimile signature of, the President and Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to be President or Secretary of the Company before such Warrant is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in Section C of this Article II.

         B. Warrant Valid Only if Countersigned. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect.

         C. Countersignature. The Warrant Agent shall countersign a Warrant only upon the occurrence of either of the following events:


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         1)      if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided, or

         2)      if the Company instructs the Warrant Agent to do so.

         D. Registration. The Warrant Agent shall maintain books (the "Warrant Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders hereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

         Prior to due presentment for registration or transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the "Registered Holder") as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


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                                  ARTICLE III

                         Term and Exercise of Warrants

         A. Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company one share of Common Stock at the price of $4.00 per share, subject to the adjustments provided in Article IV hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

         B. Duration of Warrants. A Warrant may be exercised only during the period (the "Exercise Period") commencing on the date hereof and ending on or before a date which is the sooner of (i) April 13, 1996 (the "Expiration Date") or (ii) the date fixed for redemption of such Warrant as provided in
Article VI of this Warrant Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may


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extend the duration of the Warrants by delaying the Expiration Date.

         C.      Exercise of Warrants.

                 1) A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent with the subscription form, as set forth in the Warrant and in substantially the form of Exhibit A hereto, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

                 2) As soon as practicable after the exercise of any Warrant, the Company shall issue to the registered holder of such Warrant a


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                          certificate or certificates for the number of full
                          shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.

                 3) All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued.

                 4) Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next


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                          succeeding date on which the stock transfer books are
                          open.

                                   ARTICLE IV

                                  Adjustments

         A. Stock dividends - Split-ups. If after the date hereof, and subject to the provisions of Section D of this Article IV below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the date following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

         B. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section D of this Article IV, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares


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and the then applicable Warrant Price shall be correspondingly increased.

         C. Reorganization, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall


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thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

         D. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections A, B, or C of this Article IV, then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice





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shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein shall not affect the legality or validity of such event.

         E. No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of the Warrants. If, by reason of any adjustment made pursuant to this Article IV, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise round off the fraction to the nearest full shares and issue in lieu of cash the additional shares.

         F. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Article IV, and Warrants issued after such adjustment may state the Purchase Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deemed appropriate and that does not affect the substance thereof, and


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any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                                   ARTICLE V

                       Transfer and Exchange of Warrants

         The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signature properly guaranteed and accompanied by appropriate instruction for a transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be cancelled by the Warrant Agent. The Warrant so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

         Warrants may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of


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counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

         The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a Warrant.

         No service charge shall be made for any exchange or registration of transfer of Warrants.

         The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

                                   ARTICLE VI

                                   Redemption

         A. Redemption. The Warrants may be redeemed prior to the Expiration Date, at the option of the Company as a whole at the office of the Warrant Agent, upon the notice referred to in Section B of this Article VI, at the price of $.01 per Warrant (the "Redemption Price"), provided that the average "closing sale


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price" of the Common Stock has been at least $5.00 per share for the twenty
(20) trading days ending on the third day prior to the date on which notice is given. The "closing sales price" shall mean the average of the closing bid and asked price of the Common Stock as quoted by The NASDAQ Small Cap Market or the closing sales price of such Common Stock if the principal market on which such stock is traded is a stock exchange or The NASDAQ National Market System. The Company may also redeem the Warrants at any other time with the consent of the Underwriters.

         B. Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all or any part of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by the Company not later than the 30th day before the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last address as they shall appear on the registration books.

         C. Exercise after Notice of Redemption. The Warrants may be exercised in accordance with Article III of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section B of this Article VI and prior to the date fixed for redemption.


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                                  ARTICLE VII

           Other Provisions Relating to Right of Holders of Warrants

         A. No Rights as Stockholder Conferred by Warrants. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings or shareholders or the election of directors of the Company or any other matter.

         B. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnify or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

         C. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized


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but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

                                  ARTICLE VIII

                 Concerning the Warrant Agent and Other Matters

         A. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

         B.      Resignation, consolidation, or Merger of Warrant Agent.

         (1) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall


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                 appoint in writing a successor Warrant Agent in place of the
                 Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to any court of applicable jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be authorized to exercise corporate trust powers and subject to supervision or examination by federal and state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon


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                 request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in an confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

         (2) In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

         (3) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

         C.      Fees and Expenses of Warrant Agent.

                 (1) The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures


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                 that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

                 (2) The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

         D.      Liability of Warrant Agent.

                 (1) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to this provision of this Warrant Agreement.


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                 (2)      The Warrant Agent shall be liable hereunder only for
                 its own gross negligence, willful misconduct or bad faith.
                 The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct, or bad faith.

                 (3) The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article III or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of


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                 Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be validly issued and fully paid and nonassessable.

         E. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

                                   ARTICLE IX

                            Miscellaneous Provisions

         A. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         B. Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by certified


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mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                                       The Producers Entertainment Group Ltd.
                                       9150 Wilshire Blvd.
                                       Beverly Hills, California 90212
                                       Attn: Harvey Bibicoff

with a copy to:

                                       Dempsey & Cross, P.C.
                                       1925 Century Park East,
                                       Suite 2350
                                       Los Angeles, California 90067
                                       Attn: Michael A. Cross, Esq.

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                                       OTR/California Stock Transfer
                                       1130 Southwest Morrison, #250
                                       Portland, Oregon 92705

         C. Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of California.

         D. Persons having rights under this Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or


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corporation other than the parties hereto and the registered holders of the
Warrants and for the purposes set forth in Paragraph B of Article II hereof, and Paragraph A of Article VI hereof, Meyerson, any right, remedy, or claim under or by reasons of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holder of the Warrants.

         E. Examination of Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

         F. Counterparts, This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and same instrument.

         G. Effect of Headings. The Article and Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.


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           IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

Corporate seal

Attest:                                THE PRODUCERS ENTERTAINMENT
                                        GROUP LTD.,
                                       a Delaware corporation


____________________________________   ______________________________________
Terri MacInnis, Assistant              Harvey Bibicoff,
Secretary                              Chairman of the Board

Corporate seal

Attest:                                OTR/CALIFORNIA STOCK TRANSFER


____________________________________   By: __________________________________
                                                         Officer


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